UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 22, 2012

ConAgra Foods, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7275	47-0248710
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One ConAgra Drive Omaha, NE		68102
(Address of Principal Executive Offices)		(Zip Code)

(402) 240-4000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On March 22, 2012, ConAgra Foods, Inc. (the “Company”) issued a press release and posted a question and answer document (“Q&A”) on its website containing information on the Company’s third quarter fiscal 2012 financial results. The press release and Q&A are furnished with this Form 8-K as exhibits 99.1 and 99.2, respectively and incorporated herein by reference.

The press release and Q&A include the non-GAAP financial measures of diluted earnings per share, adjusted for items impacting comparability, adjusted operating profit for the Consumer Foods segment, adjusted operating profit for the Commercial Foods segment, adjusted unallocated corporate expense, and net debt. Management considers GAAP financial measures as well as such non-GAAP financial information in its evaluation of the Company’s financial statements and believes these non-GAAP measures provide useful supplemental information to assess the Company’s operating performance and financial position. The historical non-GAAP measures are reconciled in the press release and Q&A to the most directly comparable measures as reported in accordance with GAAP, and should be viewed in addition to, and not in lieu of, the Company’s diluted earnings per share and operating performance and financial measures as calculated in accordance with GAAP. The inability to predict the amount and timing of discretionary pension funding and other future items makes a detailed reconciliation of projections of operating cash flows, before the impact of discretionary pension funding, and effective tax rate, adjusted for items impacting comparability, impracticable.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1	Press Release issued March 22, 2012

Exhibit 99.2	Questions and Answers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONAGRA FOODS, INC.

Date: March 22, 2012	By:	/s/ Colleen Batcheler
Name: Colleen Batcheler
Title: Executive Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit 99.1	Press release issued March 22, 2012

Exhibit 99.2	Questions and Answers